EXHIBIT 99.2


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated February 27, 2003, included in the Annual Report on Form 10-KSB of Vestin Group, Inc. for the year ended December 31, 2002, with respect to the consolidated financial statements, as amended, included in this Form 10-KSB/A.


/s/ Ernst & Young LLP
Phoenix, Arizona
April 30, 2003